Ex 10.10

Biolase, Inc.
4 Cromwell
Irvine, California 92618

April 12, 2020

John R. Beaver

c/o Biolase, Inc.

4 Cromwell

Irvine, California 92618

Re: Amendment to Employment Agreement

Dear Mr. Beaver:

This letter agreement shall serve to amend that certain Employment Agreement, dated September 30, 2017 (the “Employment Agreement”), by and between Biolase, Inc. (the “Company”) and John R. Beaver. Capitalized terms used herein by not defined shall have those means ascribed to them in the Employment Agreement.

Effective as of April 12, 2020, the parties hereby agree as follows:

1.In light of Executive’s voluntary offer to reduce his base salary by forty percent (40.0%), in connection with the Company’s COVID-19 cost reduction measures, Section 3 of the Employment Agreement is hereby amended such that the provision that Executive be paid “at the annual rate of not less than $325,000.00 per annum” shall read “at the annual rate of not less than $195,000.00 per annum” for a temporary period of time running from the date hereof, through the date that management presents, and the Company’s Board of Directors approves, the return-to-work plan wherein the Company’s furlough is fully lifted. In addition, the Company agrees to make every effort during the 2020 fiscal year, to the extent possible depending on the financial condition and performance of the Company, to keep Executive whole in connection with the Employment Agreement as it existed prior to the Amendment.

This letter agreement amends certain terms and conditions of the Employment Agreement. All other terms and conditions of the Employment Agreement that are not modified by this letter agreement are hereby ratified and confirmed in all respects, and shall remain in full force and effect. Should there be any conflict between the terms and conditions contained in this letter agreement and the Employment Agreement, the terms and conditions of this letter agreement shall govern and control.

Ex 10.10

Please acknowledge your agreement to the foregoing terms and conditions by countersigning this letter agreement in the space provided below.

Very truly yours,

BIOLASE, INC.

By: /s/ Jonathan T. Lord

Name: Jonathan T. Lord

Chair: Chairman of the Board of Directors

ACKNOWLEDGED AND AGREED:

John R. Beaver

John R. Beaver